[Cornick, Garber & Sandler, LLP Letterhead]

April 28, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Gentlemen:

We have read the information in response to Item 4.01(a) contained in the Form 8-K of enherent Corp. (copy attached) dated April 28, 2009 and agree with the statements made to that Item insofar as they relate to our firm.

Very truly yours,

By:	/s/ Cornick, Garber & Sandler, LLP
CERTIFIED PUBLIC ACCOUNTANTS

PHW:sp

cc:	Ms. Pamela Fredette
Chairman, Chief Executive Officer and President